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                                                                    EXHIBIT 23.1



                      [Letterhead of Arthur Andersen LLP]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                          Arthur Andersen LLP



Hartford, Connecticut
May 16, 1997